                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  July 27, 1999




    Commission             Registrant, State of Incorporation           I.R. S. Employer
    File Number              Address and Telephone Number               Identification Number
    -----------              ----------------------------               ---------------------


      1-13895             Conectiv (a Delaware Corporation)                  51-0377417
                          800 King Street
                          P.O. Box 231
                          Wilmington, Delaware 19899
                          Telephone (302) 429-3114

      1-1405              Delmarva Power & Light Company                     51-0084283
                          (a Delaware and Virginia Corporation)
                          800 King Street
                          P.O. Box 231
                          Wilmington, Delaware 19899
                          Telephone (302) 429-3114




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Item 5. OTHER EVENTS

     The following was released by the Company on July 27, 1999:

                                                               [GRAPHIC]
Contact: Bob Marshall, Investor Relations   302-429-3114
         Ted Caddell, Public Affairs        302-429-3264

                   Conectiv Posts Earnings Per Share of $0.31
                             For Second Quarter 1999

                                                                   July 27, 1999
FOR IMMEDIATE RELEASE

     Wilmington, DE - Conectiv (NYSE: CIV) today reported earnings of $0.31 per Common Share for the second quarter ended June 30, 1999, a 10.7% increase when compared with adjusted earnings per Common Share of $0.28 for the same period last year. The prior year's second quarter reflects a non-recurring gain for settling employee severance arrangements of $0.09 per Common Share. Including that non-recurring gain, earnings were $0.37 per Common Share for the second quarter of 1998.

     "As a whole, our new businesses improved over last year and continue to perform according to plan. We are beginning to realize the fruits of our efforts in the competitive arena, with our HVAC and communications groups growing and becoming key contributors to our revenue growth, " said Howard E. Cosgrove, Chairman, President and CEO of Conectiv. "We are excited about the opening of the New Jersey electric markets on August 1st. Our New Jersey regulated customers will receive a price reduction of 10 percent over the next

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four years, and have the ability to choose their energy provider. Our focus will continue to be to provide the same reliable services to our regulated customers, as well as growing revenues by providing additional vital services to all customers in the Mid-Atlantic region" said Cosgrove.

     "We believe Conectiv Energy, our competitive retail energy business, will make a powerful showing in the New Jersey market because of our name recognition, our successful track record in the Pennsylvania market, and our competitively-priced green power offering," Cosgrove said.

     Consolidated revenues for the second quarter of 1999 were $802.5 million, compared with $684.0 million for the same period last year. Net Income was $31.4 million in the second quarter of 1999, compared with an adjusted $30.7 million for the second quarter of 1998.

     For the six months ended June 30, 1999, reported earnings per Common Share were $0.78 , compared with $0.38 for the six months ended June 30, 1998, based upon 99.3 million and 87.9 million Common shares outstanding, respectively. Excluding unusual, nonrecurring items in both periods, adjusted earnings for the six months ended June 30, 1999 were $0.67 per Common share, compared with $0.56 per Common Share for the six months ended June 30, 1998.

     Conectiv (NYSE: CIV) provides vital products such as energy, energy consulting, heating and cooling, and telecommunications services to homes and businesses in the mid-Atlantic region. Copies of this release are available on the Conectiv website at www.conectiv.com


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                           FORWARD-LOOKING STATEMENTS

     The Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act") provides a "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation, provide those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been made in this Press Release. Such statements are based on beliefs of Conectiv's (the "Company's") management ("Management") as well as assumptions made by and information currently available to Management. When used herein, the words "will," "anticipate," "estimate," "expect," "objective," and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following: deregulation of energy supply and telecommunications; the unbundling of delivery services; and increasingly competitive energy and telecommunications marketplace; results of any asset dispositions; sales retention and growth; federal and state regulatory actions; future litigation results; cost of construction; operating restrictions; increased costs and construction delays attributable to environmental regulations; nuclear decommissioning and the availability of reprocessing and storage facilities for spent nuclear fuel; and credit market concerns. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing list of factors pursuant to the Litigation Reform Act should not be construed as exhaustive or as admission regarding the adequacy of disclosures made prior to the effective date of the Litigation Reform Act.



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                                    CONECTIV
                                    --------

(Dollars in Thousands, except per share amounts)
(Unaudited)

                                                                      Three Months Ended                    Six Months Ended
                                                                            June 30,                             June 30,
                                                                             --------                             --------
                                                                       1999             1998               1999               1998
                                                                       -----            -----              -----              ----

Operating Revenues                                                  $  802,480        $  684,039        $1,749,065        $1,187,630


Net Income                                                          $   31,359        $   39,344        $   80,054        $   35,366

Earnings applicable to common stock
       Common stock                                                 $   30,061        $   37,310        $   77,424        $   33,174
       Class A common stock                                              1,298             2,034             2,630             2,192
                                                                    ----------        ----------        ----------        ----------
                                                                    $   31,359        $   39,344        $   80,054        $   35,366

Average shares outstanding (000)
       Common stock                                                     98,120           101,063            99,326            87,874
       Class A common stock                                              6,408             6,561             6,484             6,561

Earnings per average share--basic and diluted
       Common stock                                                 $     0.31        $     0.37        $     0.78        $     0.38
       Class A common stock                                         $     0.20        $     0.31        $     0.41        $     0.33

Dividends declared per share
       Common stock                                                 $     0.22        $    0.385        $    0.605        $     0.77
       Class A common stock                                         $     0.80        $     0.80        $     1.60        $     1.60

Notes:
------

(1) Net income for the six months ended June 30, 1999 includes $10.6 million ($0.11 per average common share) from Conectiv's equity in earnings of a venture capital fund which invests in energy-related technology and services companies, including internet service companies.

(2) Enhanced retirement offers and other employee separation programs were utilized in 1998 to reduce the workforces of Conectiv's subsidiaries.
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       Shown below are the effects on 1998 interim operating results of employee separation costs, other Merger-related costs expensed, and the net gains which resulted from curtailments and settlements of pensions and other postretirement obligations.

                                                 Three Months       Six Months
                                                      Ended            Ended
                                                     6/30/98          6/30/98

       Net Income (millions of dollars)              $    8.6       $   (16.0)
       Earnings Per Average Common Share             $   0.09       $   (0.18)

(3) Conectiv's consolidated operating results for the six months ended June 30, 1998 include four months of operating results for Atlantic City Electric Company and the nonutility businesses formerly owned by Atlantic Energy, Inc., in accordance with the purchase method of accounting, and the Merger date of March 1, 1998.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           CONECTIV
                                          Delmarva Power & Light Company



Date:  July 28, 1999                      /s/Philip M. Reese
                                          ------------------------
                                           Treasurer




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